UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2006

OPLINK COMMUNICATIONS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31581	77-0411346
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

46335 Landing Parkway, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-933-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 27, 2006, Oplink Communications, Inc., a Delaware corporation (the "Company") and Joseph Liu, the Company’s President and Chief Executive Officer, entered into an Amendment to Stock Option Agreement and Promise to Make Cash Payment (the "Amendment"), a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The Amendment relates to a stock option granted to Mr. Liu in November 2002 to purchase 714,285 shares of common stock of the Company (as adjusted to reflect to the Company’s 1-for-7 reverse stock split effected in November 2005) at an exercise price of $4.641 per share (as adjusted to reflect to the reverse stock split). The $4.641 exercise price was equal to 85% of the fair market value of the Company’s common stock on the date of grant, which was $5.46 per share (as adjusted to reflect to the reverse stock split). The discounted option exercise price was designed to provide Mr. Liu with additional retention and performance incentives and was consistent with the terms of the Company’s 2000 Equity Incentive Plan.

Pursuant to the Amendment, the exercise price for that portion of the November 2002 option grant that vested after December 31, 2004 was increased from $4.641 to $5.46, the fair market value on the date of grant. The purpose of the Amendment is to avoid the adverse tax consequences of recently-enacted Section 409A of the Internal Revenue Code of 1986. To compensate Mr. Liu for the increased option exercise price, the Company will make a cash payment to Mr. Liu of $268,125, which is equal to the aggregate increase in the option exercise price.

The amendment to Mr. Liu’s stock option and the cash payment to Mr. Liu on the terms set forth in the Amendment have been approved by the Compensation Committee of the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Amendment to Stock Option Agreement and Promise to Make Cash Payment dated December 27, 2006 between the Company and Joseph Liu.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.

December 28, 2006	By:	/s/ Bruce D. Horn

Name: Bruce D. Horn
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Amendment to Stock Option Agreement and Promise to Make Cash Payment dated December 27, 2006 between the Company and Joseph Liu.